UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2026

RANK ONE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-43137	47-3970528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Broadway, Suite 1200, Denver, Colorado 80203

(Address of principal executive offices, including zip code)

(303) 317-6118

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2026, Rank One Computing Corporation (the “Company”) entered into a Contract for Commercial Products and Commercial Services (the “Contract”) with the U.S. Department of Justice (“DOJ”) Executive Office for United States Attorneys (“EOUSA”) to develop and support a Digital Evidence Review Platform (DERP) for ingestion, review, analysis, and production of eDiscovery content, including cell phone and social media data, for use in federal prosecutions. The Contract provides for a one-year base period, followed by seven one-year option periods that EOUSA may elect to exercise successively.

Fees. The one-year base period runs from September 22, 2026 through September 21, 2027, for which EOUSA is obligated to pay the Company $7,414,143.80 for the following services, licenses and costs (i) services on a time and materials basis, subject to a not-to-exceed amount, to create, customize, initialize and establish the DERP environment, (ii) a one-year base license to ROC Evidence on a firm fixed price basis for deployment in the DERP environment, (iii) licenses to use ROC Evidence to process and analyze devices on a firm fixed price per device, (iv) licenses to use ROC Evidence for review of data in cold-tier storage on a firm fixed price per amount of data stored, charged annually, (v) licenses to use ROC Evidence to analyze data in hot-tier storage on a firm fixed price per amount of data analyzed, and (vi) travel costs, subject to a not-to-exceed amount. Each of the seven one-year option periods includes the same categories of ROC Evidence licenses, at annually escalating unit prices, and travel costs. Services in the first option period continue on a time and materials basis, subject to a not-to-exceed amount, and services in the second through seventh option periods consist of environment operations, maintenance and support on a firm fixed price basis. If EOUSA exercises its options for all seven option periods, the aggregate potential amount payable to the Company by EOUSA under the Contract would be $64,301,418.24 over the eight-year term.

Additional Terms. The Contract incorporates by reference applicable flow-down clauses under the Federal Acquisition Regulation (FAR) and the Company’s quote.

The foregoing description of the Contract does not purport to be complete and is qualified in its entirety by reference to the full text of the Contract, including its incorporated terms, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Portions of Exhibit 10.1 have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 28, 2026, the Company issued a press release announcing its entry into the Contract described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Contract for Commercial Products and Commercial Services, dated September 14, 2026, between the Company and the Department of Justice Executive Office of United States Attorneys (certain information redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K)
99.1	Press Release, dated September 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because the omitted information is both (i) not material and (ii) the type that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANK ONE COMPUTING CORPORATION

Date:	September 30, 2026

By:	/s/ B. Scott Swann
Name:	B. Scott Swann
Title:	Chief Executive Officer

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